Exhibit 13(a)
906 Certification
The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2008 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Andrew Cosslett, the Chief Executive Officer and Richard Solomons, the Finance Director of InterContinental Hotels Group PLC, each certifies that, to the best of his knowledge:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of InterContinental Hotels Group PLC.
Date: April 7, 2009

By:	/s/ Andrew Cosslett
	Name:	Andrew Cosslett
	Title:	Chief Executive

By:	/s/ Richard Solomons
	Name:	Richard Solomons
	Title:	Finance Director